                             STIFEL FINANCIAL CORP.

                              STOCK UNIT AGREEMENT

     Stifel Financial Corp., a Delaware Corporation ("Company") and James M. Zemlyak ("Executive") hereby agree as follows:

     WHEREAS, the Company established the Stifel Financial Corp. 1997 Incentive Stock Plan (the "Plan") pursuant to which options, stock appreciation rights and restricted stock covering an aggregate of 600,000 shares of the Stock of the Company may be granted to key employees of the Company and its subsidiaries; and

     WHEREAS, the Board of Directors of the Company has amended the Plan to permit the grant of Stock Units;

     NOW, THEREFORE, in consideration of services rendered and the mutual covenants herein contained, the parties agree as follows:

SECTION 1.     DEFINITIONS

               As used in this Agreement, the following terms shall have the following meanings:

               A.   "Award" means the award provided for in Section 2.

               B. "Board of Directors" means the Board of Directors of the Company.

               C.   "Change in Control" means:

                    (i) The acquisition by any individual, entity or group, or a Person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) of ownership of 15% or more of either (a) the then outstanding shares of Stock of the Company (the "Outstanding Company Stock"); or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, such an acquisition of ownership of 15% or more but less than 25% of Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities with the prior approval of the Board of Directors of the Company shall not result in a Change in Control within the meaning of this subparagraph; or

                    (ii) Individuals who, as the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent


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                                                          Stifel Financial Corp.
                                                            Stock Unit Agreement
                                                                James M. Zemlyak
--------------------------------------------------------------------------------

Board, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of Stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of Stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors (provided, however, such 15% threshold may be increased up to 25% by the Board of Directors of the Company prior to such approval by the stockholders), and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (iv) Approval by the stockholders of the Company of (a) a complete liquidation or dissolution of the Company; or (b) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (provided, however, such 15% threshold may be increased up to 25% by the Board of Directors of the Company prior to such approval by the stockholders); and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board


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                                                          Stifel Financial Corp.
                                                            Stock Unit Agreement
                                                                James M. Zemlyak

--------------------------------------------------------------------------------

at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

     D.   "Date of Award" means February 1, 1999.

     E. "Permanent Disability" means total inability of Executive, because of bodily injury or disease, to carry out his duties as an employee of the Company's Subsidiary, Stifel, Nicolaus & Company, Incorporated, for a period of at least six consecutive months.

     F. "Retirement" means termination of employment with the Company and its Subsidiaries after attaining the age of 65.

     G. "Stock" means the common stock of the Company, par value fifteen cents ($0.15) per share.

     H. "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the relevant date, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 2. AWARD

     Subject to the terms of this Agreement, the Company hereby awards to Executive 42,000 Stock Units, effective as of the Date of Award. Each Stock Unit represents the obligation of the Company to transfer one share of Stock to Executive at the time provided in Section 5 of this Agreement, provided such Stock Unit is vested at such time.

SECTION 3. BOOKKEEPING ACCOUNT

     The Company shall record the number of Stock Units granted hereunder to a bookkeeping account for Executive (the "Stock Unit Account"). Executive's Stock Unit Account shall be debited by the number of Stock Units, if any, forfeited in accordance with Section 4 and by the number of shares of Stock transferred to Executive in accordance with Section 5 with respect to such Stock Units. Executive's Stock Unit Account also shall be adjusted from time to time for stock dividends, stock splits and other such transactions in accordance with
Section 10.

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                                                          Stifel Financial Corp.
                                                            Stock Unit Agreement
                                                                James M. Zemlyak

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SECTION 4.     VESTING

     Subject to the accelerated vesting provisions provided below, if Executive remains employed by the Company through the applicable date, the Stock Units shall vest at the times provided in the following schedule:

--------------------------------------------------------------------------------
                      Stock Units Becoming       Aggregated Stock
  Vesting Date        Vested On Such Date          Units Vested
--------------------------------------------------------------------------------
February 1, 2000            8,400                     8,400
--------------------------------------------------------------------------------
February 1, 2001            8,400                    16,800
--------------------------------------------------------------------------------
February 1, 2002            8,400                    25,200
--------------------------------------------------------------------------------
February 1, 2003            8,400                    33,600
--------------------------------------------------------------------------------
February 1, 2004            8,400                    42,000
--------------------------------------------------------------------------------

     In the event Executive dies while employed, or terminates employment on account of his Permanent Disability, before February 1, 2004, an additional number of Stock Units shall vest. The additional number shall be the number of Stock Units that would have vested had Executive remained employed by the Company as of the February 1 next following the year in which such death or disability occurred, multiplied by a fraction the numerator of which is the number of days that have elapsed during the calendar year in which such death or disability occurred and the denominator of which is 365.

     All of the Stock Units granted pursuant to Section 2 shall be fully vested immediately upon a Change in Control.

     In addition, all of the Stock Units granted pursuant to Section 2 shall be fully vested (a) in the event of termination of Executive's employment by the Company for a reason other than a Good Cause Event (as defined below), or (b) Executive's resignation for Good Reason (as defined below).

     The term "Good Cause Event" shall mean (a) a good faith determination by the Board of Directors, after notice to Executive and opportunity by Executive to be heard, that Executive committed a fraud, misappropriation, embezzlement or theft against or from the Company or any of its subsidiaries, (b) conviction of Executive of a felony or (c) a good faith determination by the Board of Directors, after a ninety day warning and the opportunity to cure and to be heard by the Board of Directors, on substantial evidence that Executive was grossly negligent in carrying out, or unreasonably refused to serve or carry out, the duties and responsibilities of Executive's employment with the Company.

     The term "Good Reason" shall mean the occurrence of any of the following without Executive's consent: (a) the assignment to Executive of any duties inconsistent in any material respect with his positions as President and Chief Executive Officer of the Company (including


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                                                          Stifel Financial Corp.
                                                            Stock Unit Agreement
                                                                James M. Zemlyak
--------------------------------------------------------------------------------

status, offices, titles and reporting requirements), authority, duties or responsibilities as of the commencement of Executive's employment with the Company, or any action by the Company that results in material diminution in such positions, authority, duties or responsibilities, excluding, for this purpose, any isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of written notice thereof given by Executive; or (b) any failure by the Company to provide the compensation and benefits to which Executive is entitled under any agreement with the Company or any compensation or benefit plan or practice generally applicable to senior executives of the Company, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of written notice given by Executive; or (c) the Company requiring Executive to be based at a location that is more than fifty miles from St. Louis, MO.

     In the event of the termination of employment of Executive with the Company for any other reason, all Stock Units that are not vested at the time of such termination of employment shall be forfeited.

SECTION 5.  DISTRIBUTION OF SHARES

     Subject to the provisions below, so long as Executive shall remain employed by the Company, the Company shall transfer shares of Stock to Executive in annual installments over a period of five years beginning February 1, 2004. The number of shares of Stock in each installment shall be determined under the straight line accounting method. For example, shares of Stock equal to one-fifth (1/5th) of the Stock Units granted on the Date of Award, or 8,400 shares of Stock, shall be transferred to Executive as soon as administratively practical after February 1, 2004; one-fifth (1/5th) of the Stock Units granted on the Date of Award, or 8,400 shares of Stock, shall be transferred to Executive as soon as administratively practical after February 1, 2005; and so on, with the balance distributed in the fifth year of the payout period.

     Executive may elect to defer the date of transfer of Stock to a specified later date while Executive is still employed. Such an election shall be delivered in writing to the Company at least six months before the date of transfer specified above, and shall be irrevocable after such election deadline.

     In the event of the termination of the employment of Executive with the Company before the payment dates as scheduled above, the Company shall transfer, as soon as practical after such a termination of employment, shares of Stock to Executive equal in number to the Stock Units credited to Executive's Stock Unit Account at the time of such termination of employment (regardless of any election to defer the transfer).

     Notwithstanding any other provision of this Agreement to the contrary, no shares of Stock shall be transferred to Executive prior to the earliest date on which the Company's federal income tax deduction for such payment is not precluded by Section 162(m) of the Internal Revenue Code.


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                                                          Stifel Financial Corp.
                                                            Stock Unit Agreement
                                                                James M. Zemlyak
--------------------------------------------------------------------------------

In the event any payment is delayed solely as a result of the preceding restriction, such payment shall be made as soon as administratively feasible following the first date as of which Section 162(m) of the Internal Revenue Code no longer precludes the deduction by the Company of such payment.

SECTION 6.  SHAREHOLDER RIGHTS

     Executive shall not have any of the rights of a shareholder of the Company with respect to Stock Units, such as the right to vote.

SECTION 7.  DIVIDEND EQUIVALENTS

     The Company shall pay Executive as soon as practical after the Company pays a cash dividend to shareholders of Stock an amount in cash equal to the amount per share of such cash dividend multiplied by the number of Stock Units credited to the Stock Unit Account of Executive as of the record date of such dividend. The Company may withhold from such payment any applicable federal, state or local income or payroll tax.

SECTION 8.  DEATH BENEFITS

     In the event of the death of Executive, as soon as practical after the death of Executive, the Company shall transfer shares equal in number to the vested Stock Units, if any, credited to Executive's Stock Unit Account to Executive's Beneficiary or Beneficiaries.

     Executive may designate a Beneficiary or Beneficiaries (contingently, consecutively, or successively) of such death benefit and, from time to time, may change his or her designated Beneficiary. A Beneficiary may be a trust. A beneficiary designation shall be made in writing in a form prescribed by the Company and delivered to the Company while the Participant is alive. If there is no designated Beneficiary surviving at the death of a Participant, payment of any death benefit of the Participant shall be made to the persons and in the proportions which any death benefit under the Stifle Financial Corp. Employee Stock Ownership Plan is or would be payable.

SECTION 9.  UNITS NON-TRANSFERABLE

     Stock Units awarded hereunder shall not be transferable by Executive. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of Executive and his Beneficiaries under this Agreement are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by Executive or a Beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.


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                                                          Stifel Financial Corp.
                                                            Stock Unit Agreement
                                                                James M. Zemlyak
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Section 10.  Adjustment in Certain Events

     If there is any change in the Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, the number of Stock Units credited to Executive's Stock Unit Account shall be adjusted appropriately so that the number of Stock Units credited to Executive's Stock Unit Account after such an event shall equal the number of shares of Stock a shareholder would own after such an event if the shareholder, at the time such an event occurred, had owned shares of Stock equal to the number of Stock Units credited to Executive's Stock Unit Account immediately before such an event.

Section 11.  Tax Withholding

     The Company shall not be obligated to transfer any shares of Stock until Executive pays to the Company or a Subsidiary in cash, or any other form of property, including Stock, acceptable to the Company, the amount required to be withheld from the wages of Executive with respect to such shares. Executive may elect to have such withholding satisfied by a reduction of the number of shares otherwise transferable under this Agreement at such time, such reduction to be calculated based on the closing market price of the Stock on the day Executive gives written notice of such election to the Company.

Section 12.  Source of Payment

     Shares of Stock transferable to Executive, or his Beneficiary, under this Agreement may be either Treasury shares, authorized but unissued shares, or any combination of such stock. The Company shall have no duties to segregate or set aside any assets to secure Executive's right to receive shares of Stock under this Agreement. Executive shall not have any rights with respect to transfer of shares of Stock under this Agreement other than the unsecured right to receive shares of Stock from the Company.

Section 13.  Amendment

     This Agreement may be amended by mutual consent of the parties hereto by written agreement.

Section 14.  Governing Law

     This Agreement shall be construed and administered in accordance with the laws of the State of Missouri.




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
                                                          Stifel Financial Corp.
                                                            Stock Unit Agreement
                                                                James M. Zemlyak

-------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed on this 11th day of January, 2000.

                                          STIFEL FINANCIAL CORP.

                                          By: /s/ Ronald J. Kruszewski
                                             -----------------------------

                                          Title: President & CEO
                                                --------------------------

                                                       "Company"

                                          By: /s/ James M. Zemlyak
                                             -----------------------------
                                              James M. Zemlyak

                                                       "Executive"








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